Company Name and Address

[# of shares]
[City] [Date]

Re: Stock options

Dear ___________,

We are pleased to inform you that you were granted [_________] stock options in the Company at the Board meeting of the Company held on __________ ___, 201_ according to authorizations provided by the shareholders meetings on August 10, 2016 and according to the rules governing the stock options plan of _____________ (the “Rules”), as attached.

Subject to condition of continued employment provided in Section 2.5 of the Rules, these stock options may be exercised for shares according to the following vesting schedule:

•	Options for [# of shares] (25%) may be exercised from [date of first anniversary of grant] to [date of ninth anniversary of grant] inclusive

•	Options for an additional [# of shares] (25%) may be exercised from [date of second anniversary of grant] to [date of ninth anniversary of grant] inclusive

•	Options for an additional [# of shares] (25%) may be exercised from [date of third anniversary of grant] to [date of ninth anniversary of grant] inclusive

•	Options for an additional [# of shares] (25%) may be exercised from [date of fourth anniversary of grant] to [date of ninth anniversary of grant] inclusive

The exercise price of the options granted is USD _____.

These stock options are not transferable. We invite you to refer to the Rules for more detail with regard to the rules applicable to your options.

We thank you in advance to duly sign and write “Read and Approved”, on the present letter and attached copy of the “Rules” and return them to our HR Department (Evelyne Beauzon or Michelle Moore).

Yours sincerely,

[COMPANY]

By: __________________________
Name:
Title:
Signature: _____________________
[Name of Beneficiary]

Attachment: Rules governing the Stock Option Plan 201__